EXHIBIT 10.2

FOURTH OMNIBUS LOAN MODIFICATION AND EXTENSION AGREEMENT

THIS FOURTH OMNIBUS LOAN MODIFICATION AND EXTENSION AGREEMENT (this “Agreement”) dated and made effective as of March 8, 2016, by and between ALEXANDER’S REGO SHOPPING CENTER, INC., a Delaware corporation with an office at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019 (the “Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association with an office at 1 Federal Street, 9th Floor, Boston, Massachusetts 02110 (“Bank”).

RECITALS:

A.        Pursuant to that certain Loan Agreement dated March 10, 2009, by and between Bank and Borrower (the “Original Loan Agreement”), as amended by that certain First Omnibus Loan Modification and Extension Agreement dated March 12, 2012, and made effective as of March 10, 2012 (the “First Modification”), and by that certain Second Omnibus Loan Modification and Extension Agreement dated and made effective as of March 8, 2013 (the “Second Modification”), and by that certain Third Omnibus Loan Modification and Extension Agreement dated and made effective as of March 10, 2015 (the “Third Modification”); the Original Loan Agreement, as amended by the First Modification, the Second Modification, the Third Modification, and as further amended hereby, the “Loan Agreement”), Bank made a loan to Borrower in the aggregate principal amount of up to $78,245,641.77 (the “Loan”), which is evidenced by, among other things, that certain Amended and Restated Promissory Note dated March 10, 2009, given by Borrower to Bank in the stated principal amount of $78,245,641.77 (as amended by the First Modification, the Second Modification, the Third Modification and as further amended hereby, the "Note").

B.        Capitalized terms used and not defined herein have the meaning ascribed to them in the Loan Agreement.

C.        The Loan is secured by, among other things, an Amended and Restated Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents, dated March 10, 2009, from Borrower in favor of Bank (the “Original Mortgage”), as amended by a certain Mortgage Modification Agreement dated March 12, 2012, and made effective as of March 10, 2012 (the “First Mortgage Modification”), and by a certain Second Mortgage Modification Agreement dated and made effective as of March 8, 2013 (the “Second Mortgage Modification”), and by a certain Third Mortgage Modification Agreement dated and made effective as of March 10, 2015 (the “Third Mortgage Modification”), and as further amended by a certain Fourth Mortgage Modification Agreement of even date herewith (the “Fourth Mortgage Modification”; the Original Mortgage, as amended by the First Mortgage Modification, the Second Mortgage Modification, the Third Mortgage Modification and the Fourth Mortgage Modification, collectively, the “Mortgage”), which encumbers certain property owned by Borrower located in the Borough of Queens, County of Queens, State of New York, which is more specifically described in the Mortgage (the “Property”), and an assignment of leases and rentals of the Property (the “Assignment of Rents”).

D.        As a further inducement to the Bank to make the Loan, and as a condition precedent thereto, Borrower deposited with Bank $78,245,641.77 cash, in readily available funds (the “Deposit”), to serve as cash collateral for the Obligations (as hereinafter defined) and a source for satisfaction of the Obligations.  The Deposit has been and shall continue to be held and maintained by the Bank in the Deposit Account pursuant to the terms of the Loan Agreement and that certain Cash Pledge Agreement dated March 10, 2009, by and between Borrower and Bank (as amended by the First Modification, the Second Modification, the Third Modification and as further amended hereby, the “Pledge Agreement”).

E.         The Loan Agreement, Note, Pledge Agreement, Mortgage, Assignment of Rents, and the other instruments, documents and agreements that evidence and secure the Loan are collectively referred to as the “Loan Documents”.  The principal of and all interest on the Loan, all of Borrower’s other obligations under the Loan Documents, including without limitation all fees, costs and expenses of Bank incurred in connection with the Loan are hereinafter collectively referred to as the “Obligations.”

F.         The Loan originally matured on March 10, 2012, and pursuant to the First Modification Borrower and Bank agreed to extend the term of the Loan to March 10, 2013, subject to and in accordance with the terms of the First Modification.  Thereafter, pursuant to the Second Modification, Borrower and Bank agreed to further extend the term of the Loan to March 10, 2015, subject to and in accordance with the terms of the Second Modification.  Thereafter, pursuant to the Third Modification, Borrower and Bank agreed to further extend the term of the Loan to March 10, 2016, subject to and in accordance with the terms of the Third Modification.

G.        Accordingly, the Loan matures on March 10, 2016, and Borrower does not have any options to extend the term of the Loan.

H.        Notwithstanding anything to the contrary set forth in the Loan Agreement, Borrower has requested that Bank agree to extend the term of the Loan for a period of two (2) years, to March 12, 2018, and Bank has agreed to extend the term of the Loan to March 12, 2018, subject to and in accordance with the terms of this Agreement.

I.          Borrower and Bank desire to enter into this Agreement in order to confirm the aforesaid extension and to amend certain provisions of the Loan Documents relative to, inter alia, repayment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank hereby covenant and agree as follows:

1.         Incorporation.  The Recitals set forth at the beginning of this Agreement are hereby incorporated in and made a part of this Agreement by this reference.

2.         Acknowledgment of Outstanding Principal Balance; Funds.  Borrower and Bank agree that as of the date hereof the outstanding principal balance of the Loan is $78,245,641.77, and the amount of Funds on deposit in the Deposit Account is $78,245,641.77.  The Funds shall continue to remain on deposit in Deposit Account for the entire term of the Loan.

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3.         Conditions Precedent.  The effectiveness of this Agreement is subject to the following conditions:

            (a)        Borrower shall have executed and delivered this Agreement to Bank.

(b)        Borrower shall have taken, or caused to be taken such other actions and executed and delivered such other documentation as may be reasonably requested by Bank or its counsel in order to give effect to this Agreement, and to perform, preserve and protect the continued priority and effectiveness of the Loan Documents, as hereby amended.

(c)        Borrower shall have paid in full all out-of-pocket costs and expenses incurred by Bank in connection with this Agreement, including without limitation legal fees and expenses.

(d)       Borrower shall have delivered to Bank a bring down of title to the Project showing that there have been no liens or encumbrances against the Project from and after the Closing Date, unless consented to in writing by Bank.

(e)        The Fourth Mortgage Modification shall have been executed and delivered to the title company which is conducting a bring down of title to the Project for recording in the Office of the City Register of the City of New York, Queens County.

By execution and delivery of this Agreement, Bank acknowledges that the conditions precedent to the effectiveness of this Agreement have either been satisfied or waived.

4.         Extension of Maturity Date.  Upon execution and delivery of this Agreement, and satisfaction of the conditions to effectiveness set forth in Section 3 hereof, Borrower and Bank hereby agree to extend the term of the Loan from March 10, 2016, to March 12, 2018.  The Loan shall mature, and be due and payable in full, on March 12, 2018.

5.         Modification to the Loan Agreement.

(a)        The following terms are hereby added to the DEFINITIONS Section of the Loan Agreement in their appropriate alphabetical positions:

““Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.”

““OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.”

““Sanctioned Country” means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.”

““Sanctioned Person” means, at any time, (a) any Person or group listed in any Sanctions related list of designated Persons maintained by OFAC or the U.S. Department

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of of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person of which 50% or more is owned, directly or indirectly, by any of the above.”

““Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.”

(b)        The “DEFINITIONS” Section of the Loan Agreement is hereby amended to amend and restate in its entirety the following definition:

““Deposit Account”: Means the Noninterest-bearing Transaction Account in which Funds are on deposit from time to time.”

““Loan Rate”:  A fixed rate per annum equal to thirty-five (35) basis points (0.35%).”

““Maturity Date”: March 12, 2018.”

(c)        The definition of “Interest-Bearing Operating Account” is hereby deleted from the “DEFINITIONS” Section of the Loan Agreement, and all references to “Interest-Bearing Operating Account” are hereby deleted from the Loan Agreement.  Notwithstanding anything to the contrary in the Loan Agreement, or any of the other Loan Documents, the Deposit must, at all times, remain in the Noninterest-Bearing Operating Account, and Borrower may not, and may not allow, the Deposit to be transferred to an interest-bearing operating account.

(d)       All references to the “Maturity Date” contained in the Loan Agreement shall be deemed to mean and refer to “March 12, 2018.”

(e)        The following is added as new subsections (e) and (f) to Section 4.13 of the Loan Agreement:

“(e)      The Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees is a Sanctioned Person. Neither the Loan, nor the Loan proceeds or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

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(f)        Neither the making of the Loan hereunder nor the use of the proceeds thereof will violate the USA-Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower and its Subsidiaries are in compliance in all material respects with the USA-Patriot Act.”

(f)        The following is added to the end of Section 5.1 of the Loan Agreement:

“Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) in any manner that would result in the violation of any applicable Sanctions.”

(g)        The following is added to the end of Section 5.9 of the Loan Agreement:

“The Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Bank in order to assist the Bank in maintaining compliance with the USA Patriot Act.  In addition to and not in limitation of the foregoing, the Borrower will, and will cause each Subsidiary to, comply in all material respects with all Anti-Corruption Laws and applicable Sanctions.”

(h)        Section 8.1 of the Loan Agreement is hereby deleted in its entirety and replaced with “Intentionally Omitted.”

6.         Modifications to Pledge Agreement.

(a)        All references to “Loan Agreement” or “Note” contained in the Pledge Agreement shall be deemed to be the “Loan Agreement” or “Note” as amended by and defined in this Agreement.

(b)        Section 1(c) of the Pledge Agreement is hereby amended and restated in its entirety as follows:

“(c)      At all times, the Funds shall be maintained in the Noninterest-bearing Transaction Account.  The Funds may not be transferred to an interest-bearing account.”

7.         Modifications to Note.

(a)        All references to “Loan Agreement” contained in the Note shall be deemed to be the “Loan Agreement” as amended by and defined in this Agreement.

(b)        All references to “Pledge” contained in the Note shall be deemed to be the Pledge” as amended by and defined in this Agreement.

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(c)        All references to “Mortgage” contained in the Note shall be deemed to be the “Mortgage” as defined in this Agreement.

(d)       All references to the “Maturity Date” contained in the Note shall be deemed to mean and refer to “March 12, 2018.”

8.         Modifications to Loan Documents.  All references in the Loan Documents to the “Loan Agreement,” “Pledge Agreement or Pledge,” or the “Note” shall mean the “Loan Agreement,” the “Pledge Agreement,” or the “Note” as amended by this Agreement.

9.         Deposit Account.  Notwithstanding anything to the contrary in the Loan Documents, if Borrower elects to transfer the Deposit Account from the name of the Borrower to the name of   Alexander's, Inc., Borrower's parent company, then Borrower and Alexander’s, Inc. shall cooperate fully with Bank in connection with the transfer of the Deposit Account and the perfection of Bank’s security interest therein.  In connection with such transfer, Borrower and Alexander’s Inc., shall, without limitation, (i) execute and deliver to Bank all such documentation as is necessary to change the name on the Deposit Account from Borrower to Alexander’s, Inc., (ii) Borrower and Bank shall execute and deliver to Bank an amendment to the Loan Agreement providing for the Deposit Account to be in the name of Alexander’s, Inc., and making such other change to the Loan Agreement as shall be required by Bank in connection with such change, which shall be agreed and consented to by Alexander’s Inc., (iii) Alexander’s, Inc. shall execute and deliver to Bank a new Cash Pledge Agreement pursuant to which Alexander’s, Inc. grants to Bank a security interest in the Deposit Account and all funds therein as collateral for Borrower’s repayment of the Loan, which Cash Pledge Agreement shall be in substantially the same form as that executed at closing, with appropriate amendments to reflect Alexander’s, Inc. as account holder; and (iv) Alexander’s, Inc. shall execute and deliver a deposit account control agreement with Bank.  Notwithstanding the provisions of this Section 9 and the Loan Agreement, Bank shall not be permitted to pledge, lien and/or otherwise encumber the Deposit Account in anyway during the term of the Loan.

10.       Assignment of Mortgage.  Bank shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note, the Loan Agreement and this Agreement, either release the lien of the Mortgage on the Project or provide an assignment of the Mortgage on the Project to subsequent lender.

11.       No Defenses, Counterclaims or Rights of Offset.  As a material inducement to Bank to enter into this Agreement, Borrower hereby acknowledges, admits, and agrees that, as of the date of the execution and delivery of this Agreement, there exists no rights of offset, defense, counterclaims, claims, or objections in favor of Borrower against the Bank with respect to the Loan Documents, as amended to date or alternatively, that any and all such rights of offset, defenses, counterclaims, claims, or objections are hereby unconditionally and irrevocably waived and released

12.       No Other Changes or Modification.  Nothing contained in this Agreement shall (a) be deemed to cancel, extinguish, release, discharge or constitute payment or satisfaction of the Note

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or to affect the obligations represented by the Note, or (b) be deemed to impair in any manner the validity, enforceability or priority in the Loan Agreement, the Mortgage, the Pledge Agreement or the lien thereof against the Project, Mortgaged Property or Cash Collateral.

13.       Confirmation and Reaffirmation.  All of the terms, covenants, conditions, waivers and consents contained in the Loan Documents shall, remain in full force and effect.  The Loan Documents, as hereby amended, and the indebtedness evidenced thereby are hereby ratified and confirmed, and each and every grant, provision, covenant, condition, obligation, right and power contained therein or existing with respect thereto shall continue in full force and effect.  Borrower hereby acknowledges and agrees that the Loan Documents, as amended, are enforceable against Borrower in accordance with their terms.

14.       Further Assurances.  Upon request of the Bank, Borrower shall make, execute, and deliver (or shall cause to be made, executed, and delivered) to Bank any and all such other documents and instruments that they may consider reasonably necessary to correct any errors in or omissions from this Agreement, or any of the Loan Documents, or to effectuate, complete, perfect, continue or preserve their respective obligations thereunder or any of the liens, security interests, grants, rights, or other interests of or in favor of Bank thereunder.  Borrower shall take all such actions that Bank may reasonably request from time to time in order to accomplish and satisfy the provisions of this Agreement.

15.       Miscellaneous.

(a)        The caption and section headings in this Agreement are for convenience only and are not intended to define, alter, limit or enlarge in any way the scope of the meaning of this Agreement or any term or provisions set forth in this Agreement.

(b)        This Agreement may be executed in any number of identical original counterparts or facsimile counterparts, followed by ink-signed originals, each of which shall be deemed to be an original, and all of which shall collectively constitute a single agreement, fully binding and enforceable against the parties hereto.

(c)        This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement and obligations of such parties hereunder are and at all times shall be deemed to be for the exclusive benefit of such parties and their respective successors and assigns, and nothing set forth herein shall be deemed to be for the benefit of any other person.

(d)       This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

[Remainder of page intentionally blank; signature page follows.]

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IN WITNESS WHEREOF this Fourth Omnibus Loan Modification and Extension Agreement has been duly executed and delivered as of the date set forth in the introductory paragraph hereof.

                                                BORROWER:

ALEXANDER’S REGO SHOPPING CENTER, INC.

By:  /s/Alan J Rice                                      e

       Name: Alan J Rice
       Its:       Authorized Signatory

                                                BANK:

U.S. BANK NATIONAL ASSOCIATION

By:  /s/Michael E. Hussey                    y
       Name: Michael E. Hussey
       Title: Senior Vice President

[Signature page to Fourth Omnibus Loan Modification and Extension Agreement]